Exhibit A-3(e)

ENTERGY LOUISIANA, INC.

TO

THE BANK OF NEW YORK
(successor to Harris Trust Company of New York)

AND

STEPHEN J. GIURLANDO
(successor to Mark F. McLaughlin)

As Trustees under Entergy Louisiana, Inc.'s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Sixty-first Supplemental Indenture

Providing among other things for

First Mortgage Bonds, 5.56% Series due September 1, 2015
(Sixty-seventh Series)

and

First Mortgage Bonds, 6.30% Series due September 1, 2035
(Sixty-eighth Series)

Dated as of August 1, 2005

SIXTY-FIRST SUPPLEMENTAL INDENTURE

Indenture, dated as of August 1, 2005, between ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana (successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (successor to HARRIS TRUST COMPANY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called "Corporate Trustee"), and STEPHEN J. GIURLANDO (successor to Mark F. McLaughlin), whose address is 63 Euclid Avenue, Massapequa, New York 11758 (said Stephen J. Giurlando being hereinafter sometimes called "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "Sixty-first Supplemental Indenture") being supplemental thereto;

WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Sixty-first Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Florida Company was merged into the Company on February 28, 1975, and the Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

WHEREAS, the Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990
Forty-second Supplemental Indenture	June 1, 1991
Forty-third Supplemental Indenture	April 1, 1992
Forty-fourth Supplemental Indenture	July 1, 1992
Forty-fifth Supplemental Indenture	December 1, 1992
Forty-sixth Supplemental Indenture	March 1, 1993
Forty-seventh Supplemental Indenture	May 1, 1993
Forty-eighth Supplemental Indenture	December 1, 1993
Forty-ninth Supplemental Indenture	July 1, 1994
Fiftieth Supplemental Indenture	September 1, 1994
Fifty-first Supplemental Indenture	March 1, 1996
Fifty-second Supplemental Indenture	March 1, 1998
Fifty-third Supplemental Indenture	March 1, 1999
Fifty-fourth Supplemental Indenture	June 1, 1999
Fifty-fifth Supplemental Indenture	May 15, 2000
Fifty-sixth Supplemental Indenture	March 1, 2002
Fifty-seventh Supplemental Indenture	March 1, 2004
Fifty-eighth Supplemental Indenture	October 1, 2004
Fifty-ninth Supplemental Indenture	October 15, 2004
Sixtieth Supplemental Indenture	May 1, 2005

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Florida Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$ 17,000,000	None
3 1/8% Series due 1978	10,000,000	None
3% Series due 1980	10,000,000	None
4% Series due 1983	12,000,000	None
3 1/8% Series due 1984	18,000,000	None
4 3/4% Series due 1987	20,000,000	None
5% Series due 1990	20,000,000	None
4 5/8% Series due 1994	25,000,000	None
5 3/4% Series due 1996	35,000,000	None
5 5/8% Series due 1997	16,000,000	None
6 1/2% Series due September 1, 1997	18,000,000	None
7 1/8% Series due 1998	35,000,000	None
9 3/8% Series due 1999	25,000,000	None
9 3/8% Series due 2000	20,000,000	None
7 7/8% Series due 2001	25,000,000	None
7 1/2% Series due 2002	25,000,000	None
7 1/2% Series due November 1, 2002	25,000,000	None
8% Series due 2003	45,000,000	None
8 3/4% Series due 2004	45,000,000	None
9 1/2% Series due November 1, 1981	50,000,000	None
9 3/8% Series due September 1, 1983	50,000,000	None
8 3/4% Series due December 1, 2006	40,000,000	None
9% Series due January 1, 1986	75,000,000	None
10% Series due July 1, 2008	60,000,000	None
10 7/8% Series due May 1, 1989	45,000,000	None
13 1/2% Series due November 1, 2009	55,000,000	None
15 3/4% Series due December 1, 1988	50,000,000	None
16% Series due April 1, 1991	75,000,000	None
16 1/4% Series due December 1, 1991	100,000,000	None
12% Series due March 1, 1993	100,000,000	None
13 1/4% Series due March 1, 2013	100,000,000	None
13% Series due September 1, 2013	50,000,000	None
16% Series due August 1, 1994	100,000,000	None
14 3/4% Series due November 1, 2014	55,000,000	None
15 1/4% Series due December 1, 2014	35,000,000	None
14% Series due December 1, 1992	60,000,000	None
14 1/4% Series due December 1, 1995	15,000,000	None
10 1/2% Series due April 1, 1993	200,000,000	None
10 3/8% Series due November 1, 2016	280,000,000	None
Series 1988A due September 30, 1988	13,334,000	None
Series 1988B due September 30, 1988	10,000,000	None
Series 1988C due September 30, 1988	6,667,000	None
10.36% Series due December 1, 1995	75,000,000	None
10 1/8% Series due April 1, 2020	100,000,000	None
Environmental Series A due June 1, 2021	52,500,000	$ 52,500,000
Environmental Series B due April 1, 2022	20,940,000	20,940,000
7.74% Series due July 1, 2002	179,000,000	None
8 1/2% Series due July 1, 2022	90,000,000	None
Environmental Series C due December 1, 2022	25,120,000	25,120,000
6% Series due March 1, 2000	100,000,000	None
Environmental Series D due May 1, 2023	34,364,000	34,364,000
Environmental Series E due December 1, 2023	25,991,667	25,991,667
Environmental Series F due July 1, 2024	21,335,000	21,335,000
Collateral Series 1994-A, due July 2, 2017	117,805,000	109,290,000
Collateral Series 1994-B, due July 2, 2017	58,865,000	54,630,000
Collateral Series 1994-C, due July 2, 2017	31,575,000	29,290,000
8 3/4% Series due March 1, 2026	115,000,000	None
6 1/2% Series due March 1, 2008	115,000,000	None
5.80% Series due March 1, 2002	75,000,000	None
Environmental Series G due June 1, 2030	67,200,000	67,200,000
8 1/2% Series due June 1, 2003	150,000,000	None
7.60% Series due April 1, 2032	150,000,000	150,000,000
5.50% Series due April 1, 2019	100,000,000	100,000,000
6.40% Series due October 1, 2034	70,000,000	70,000,000
5.09% Series due November 1, 2014	115,000,000	115,000,000
4.67% Series due June 1, 2010	55,000,000	55,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-sixth Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create two new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixty-first Supplemental Indenture, and the terms of the bonds of the Sixty-seventh Series and Sixty-eighth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Stephen J. Giurlando and (to the extent of its legal capacity to hold the same for the purpose hereof) to The Bank of New York, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired, namely:

PARAGRAPH ONE

The Electric Generating Plants, Plant Sites and Stations, and all ownership interests therein, of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

PARAGRAPH TWO

The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

PARAGRAPH THREE

All and Singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust.

PARAGRAPH FOUR

The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private.

PARAGRAPH FIVE

The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.

And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed, as well as all of the Company's rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.

PARAGRAPH SIX

The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company's rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through Sixtieth Supplemental Indentures.

And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of the Company and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company's rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of Section 87 of the Mortgage.

PARAGRAPH SEVEN

The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana.

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.

All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Sixtieth Supplemental Indentures (except any herein or in the Mortgage or in said Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-first Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-first Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Stephen J. Giurlando and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, as Trustees, respectively, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Sixty-first Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

ARTICLE I

SIXTY-SEVENTH SERIES BONDS

SECTION 1.  There shall be a series of bonds designated "5.56% Series due September 1, 2015" (herein sometimes called the "Sixty-seventh Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-seventh Series (which shall be initially issued in the aggregate principal amount of $100,000,000) shall be dated as in Section 10 of the Mortgage provided, shall mature on September 1, 2015, shall be issued as fully registered bonds in any integral multiple or multiples of One Thousand Dollars, and shall bear interest at the rate of 5.56% per annum, the first interest payment to be made on March 1, 2006, for the period from August 17, 2005 to March 1, 2006 with subsequent interest payments payable semi-annually on March 1 and September 1 of each year (each an "Interest Payment Date"), the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Sixty-seventh Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Sixty-seventh Series shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.

So long as all of the bonds of the Sixty-seventh Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-seventh Series shall be the close of business on the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-seventh Series shall be paid to the Person in whose name such bonds of the Sixty-seventh Series are registered at the close of business on the record date for the corresponding Interest Payment Date.

The Company reserves the right to establish, at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Sixty-seventh Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

(I) The bonds of the Sixty-seventh Series shall be redeemable at the option of the Company, in whole or in part, upon notice, as provided in Section 52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to September 1, 2010, at a redemption price equal to the greater of (a) 100% of the principal amount of such bonds of the Sixty-seventh Series being redeemed and (b) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on September 1, 2010 of the principal amount of such bonds of the Sixty-seventh Series being redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such bonds of the Sixty-seventh Series being redeemed to September 1, 2010 (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.25%, and (ii) at any time on or after September 1, 2010, prior to the maturity of the bonds of the Sixty-seventh Series, at a redemption price equal to 100% of the principal amount of such bonds of the Sixty-seventh Series being redeemed, plus, in each case, accrued and unpaid interest thereon to such redemption date.

As used herein with respect to bonds of the Sixty-seventh Series, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after September 1, 2010, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to September 1, 2010 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to September 1, 2010.

The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

The term "Independent Investment Banker" shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

The term "Reference Treasury Dealer" shall mean (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

(II) At the option of the registered owner, any bonds of the Sixty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the Sixty-seventh Series of other authorized denominations.

Bonds of the Sixty-seventh Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Sixty-seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

ARTICLE II

SIXTY-EIGHTH SERIES BONDS

SECTION 2. There shall be a series of bonds designated "6.30% Series due September 1, 2035" (herein sometimes called the "Sixty-eighth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-eighth Series (which shall be initially issued in the aggregate principal amount of $100,000,000) shall be dated as in Section 10 of the Mortgage provided, shall mature on September 1, 2035, shall be issued as fully registered bonds in any integral multiple or multiples of One Thousand Dollars, and shall bear interest at the rate of 6.30% per annum, the first interest payment to be made on March 1, 2006, for the period from August 17, 2005 to March 1, 2006 with subsequent interest payments payable semi-annually on March 1 and September 1 of each year (each an "Interest Payment Date"), the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Sixty-eighth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Sixty-eighth Series shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.

So long as all of the bonds of the Sixty-eighth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-eighth Series shall be the close of business on the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-eighth Series shall be paid to the Person in whose name such bonds of the Sixty-eighth Series are registered at the close of business on the record date for the corresponding Interest Payment Date.

The Company reserves the right to establish, at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Sixty-eighth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

(I) The bonds of the Sixty-eighth Series shall be redeemable at the option of the Company, in whole or in part, upon notice, as provided in Section 52 of the Mortgage, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to September 1, 2010, at a redemption price equal to the greater of (a) 100% of the principal amount of such bonds of the Sixty-eighth Series being redeemed and (b) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on September 1, 2010 of the principal amount of such bonds of the Sixty-eighth Series being redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such bonds of the Sixty-eighth Series being redeemed to September 1, 2010 (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.35%, and (ii) at any time on or after September 1, 2010, prior to the maturity of the bonds of the Sixty-eighth Series, at a redemption price equal to 100% of the principal amount of such bonds of the Sixty-eighth Series being redeemed, plus, in each case, accrued and unpaid interest thereon to such redemption date.

As used herein with respect to bonds of the Sixty-eighth Series, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after September 1, 2010, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to September 1, 2010 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to September 1, 2010.

The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

The term "Independent Investment Banker" shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

The term "Reference Treasury Dealer" shall mean (i) each of Morgan Stanley & Co. Incorporated and BNP Paribas Securities Corp., and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

(II) At the option of the registered owner, any bonds of the Sixty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the Sixty-eighth Series of other authorized denominations.

Bonds of the Sixty-eighth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Sixty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

ARTICLE III

DIVIDEND COVENANT

SECTION 3. The Company covenants that, so long as any of the bonds of the Sixty-seventh or Sixty-eighth Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to July 31, 2005 (other than any dividend declared by the Company on or before July 31, 2005 for payment on or before September 1, 2005 exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from earned surplus to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to July 31, 2005, to earned surplus, (b) $345,000,000 and (c) such additional amounts as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or by such other agency administering similarly applicable law.

For the purposes of this Section 3, the aggregate amount credited subsequent to July 31, 2005, to earned surplus shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, but in such determination there shall not be considered charges to earned surplus applicable to the period prior to August 1, 2005 including, but not limited to, charges to earned surplus for write-offs or write-downs of book values of assets owned by the Company on July 31, 2005.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4. The holders of the bonds of the Sixty-seventh Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-seventh Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 5. The holders of the bonds of the Sixty-eighth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-eighth Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 6. Subject to any amendments provided for in this Sixty-first Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-first Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 7. So long as any bonds of the Sixty-seventh or Sixty-eighth Series shall remain Outstanding, in each Net Earning Certificate made pursuant to Section 7 of the Mortgage there shall be included in operating expenses for the twelve (12) months period with respect to which such certificate is made an amount, if any (not otherwise included), equal to the provisions for amortization of any amounts included in utility plant acquisition adjustment accounts for such period.

SECTION 8. So long as any bonds of the Sixty-seventh or Sixty-eighth Series shall remain Outstanding, subdivision (2) of Section 7(A) of the Mortgage is hereby amended by adding thereto the following words "provided, further, that the amount so included in such operating expenses in lieu of the amounts actually appropriated out of income for retirement of the Mortgaged and Pledged Property used primarily and principally in the electric, gas, steam and/or hot water utility business and the Company's automotive equipment used in the operation of such property shall not be less than the amounts so actually appropriated out of income".

SECTION 9. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-first Supplemental Indenture.

SECTION 10. Whenever in this Sixty-first Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 11. Nothing in this Sixty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

SECTION 12. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Sixty-first Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Sixty-first Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

SECTION 13. This Sixty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers and STEPHEN J. GIURLANDO, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                                                                                            ENTERGY LOUISIANA, INC.

                                                                                                            /s/ Steven C. McNeal
                                                                                                            Steven C. McNeal
                                                                                                            Vice President and Treasurer

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

Executed, sealed and delivered by
ENTERGY LOUISIANA, INC.
in the presence of:

/s/ Shannon Ryerson
Shannon Ryerson

/s/ Christina Edwards
Christina Edwards

                                                                                                                THE BANK OF NEW YORK
                                                                                                                As Successor Corporate Trustee

                                                                                                                By: /s/ Robert A. Massimillo
                                                                                                                      Robert A. Massimillo
                                                                                                                      Vice President

Attest:

/s/ Kisha A. Holder

Executed sealed and delivered by
THE BANK OF NEW YORK
in the presence of:

/s/ Ada L. Li

/s/ Saebom Kim

                                                                                                                By: /s/ Stephen J. Giurlando
                                                                                                                      Stephen J. Giurlando
                                                                                                                      As Successor Co-Trustee

Executed sealed and delivered by
Stephen J. Giurlando
in the presence of:

/s/ Ada L. Li

/s/ Saebom Kim

STATE OF LOUISIANA
                                            } ss.:
PARISH OF ORLEANS

On this 15th day of August, 2005, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said corporation.

On the 15th day of August, 2005 before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner's Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                                                                            /s/ Jennifer Favalora
                                                                                                                         Jennifer Favalora
                                                                                                                            Notary Public
                                                                                                            Parish of Orleans, State of Louisiana
                                                                                                              My Commission is Issued for Life
                                                                                                                 Notary Identification No. 57639

STATE OF NEW YORK
                                                 } ss.:
COUNTY OF NEW YORK

On this 12th of August, 2005, before me appeared robert massimillo to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert Massimillo acknowledged said instrument to be the free act and deed of said corporation.

On the 12th of August, 2005, before me personally came Robert Massimillo, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, New York 10312; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                                                                            /s/ William J. Cassels
                                                                                                                      WILLIAM J. CASSELS
                                                                                                              Notary Public, State of New York
                                                                                                                          No. 01CA5027729
                                                                                                                   Qualified in Bronx County
                                                                                                            Commission Expires May 18, 2006

STATE OF NEW YORK
                                                 } ss.:
COUNTY OF NEW YORK

On this 12th of August, 2005, before me appeared STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

On the 12th day of August, 2005, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                                                                                             /s/ William J. Cassels
                                                                                                                      WILLIAM J. CASSELS
                                                                                                              Notary Public, State of New York
                                                                                                                          No. 01CA5027729
                                                                                                                   Qualified in Bronx County
                                                                                                            Commission Expires May 18, 2006